UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                      September 14, 2005

O’Sullivan Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-31282	43-0923022
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 Mansell Court East, Suite 100, Roswell, Georgia		30076
(Address of principal executive offices)		(ZIP Code)

Registrant's telephone number, including area code (678) 939-0800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                Entry into a Material Definitive Agreement

                On September 14, 2005, O’Sullivan Industries, Inc. announced that it, its parent, O’Sullivan Industries Holdings, Inc., and its subsidiaries O’Sullivan Industries - Virginia, Inc. and O’Sullivan Furniture Factory Outlet, Inc. entered into an amendment to extend the forbearance agreement (the “Forbearance Agreement”) with the controlling holders of its 10.63% Senior Secured Notes due 2008.

                The Forbearance Agreement will now expire on September 30, 2005, unless extended. With no binding obligation, the parties have agreed to continue to work together in good faith to consider a further extension of the forbearance period. A copy of the press release is attached hereto as Exhibit 99. The amendment to the Forbearance Agreement is attached hereto as Exhibit 10 and is incorporated by reference. O’Sullivan plans to use the extended forbearance period to continue its restructuring efforts and the initiatives that it has undertaken to improve its liquidity position and operations.

Item 9.01                Financial Statements and Exhibits.

Exhibit 10          Amendment No. 1 dated as of September 13, 2005 to Forbearance Agreement dated August 12, 2005 by and among O’Sullivan
                           Industries, Inc., O’Sullivan Industries Holdings, Inc., O’Sullivan Industries - Virginia, Inc., O’Sullivan Furniture Factory Outlet, Inc.,
                           GoldenTree Asset Management L.P., as investment advisor for certain Senior Secured Noteholders and Mast Credit Opportunities I,
                           (Master) Ltd.

Exhibit 99          Press release dated September 14, 2005

SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

O’SULLIVAN INDUSTRIES, INC.

Date: September 14, 2005	/s/ Robert S. Parker
Robert S. Parker President and Chief Executive Officer